EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of our report dated February 24, 2009, except for the last paragraph of Note 2, Note 19, and Note 21, as to which the date is May 27, 2009, relating to the consolidated financial statements and financial statement schedule of The Charles Schwab Corporation and the effectiveness of The Charles Schwab Corporation’s internal control over financial reporting, appearing in this Current Report on Form 8-K.

Filed on Form S-3:

Registration Statement No. 333-156152	(Debt Securities, Preferred Stock, Depositary Shares, Common Stock, Purchase Contracts, Warrants, and Units Consisting of Two or More Securities)

Filed on Form S-4:

Registration Statement No. 333-48764	(Registration of common stock)

Filed on Form S-8:

Registration Statement No. 333-131502	(The Charles Schwab Corporation Deferred Compensation Plan II)

Registration Statement No. 333-101992	(The Charles Schwab Corporation 2004 Stock Incentive Plan)

Registration Statement No. 333-44793	(Charles Schwab Profit Sharing and Employee Stock Ownership Plan)

Registration Statement No. 333-48335	(The Charles Schwab Corporation Employee Stock Incentive Plan)

Registration Statement No. 333-93125	(The Charles Schwab Corporation Employee Stock Incentive Plan)

Registration Statement No. 333-32058	(CyBerCorp Holdings, Inc. 1996 Incentive Plan)

Registration Statement No. 333-59280	(The Charles Schwab Corporation Employee Stock Incentive Plan)

Registration Statement No. 333-63452	(The Charles Schwab Corporation Employee Stock Incentive Plan)

Registration Statement No. 333-63448	(The Charles Schwab Corporation 2004 Stock Incentive Plan)

Registration Statement No. 333-71322	(The SchwabPlan Retirement Savings and Investment Plan)

Registration Statement No. 333-81840	(The Charles Schwab Corporation Employee Stock Incentive Plan)

Registration Statement No. 333-47107	(The Charles Schwab Corporation 2004 Stock Incentive Plan)

Registration Statement No. 333-144303	(The Charles Schwab Corporation Employee Stock Purchase Plan)

/s/ Deloitte & Touche LLP
San Francisco, California
May 27, 2009